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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the inclusion in this registration statement on Form SB-2, Amendment No. 2 of our report, dated February 18, 1998, based on our audit of the consolidated financial statements of AyurCore, Inc. and subsidiary as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 and for the period from January 11, 1993 (Inception) through December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



/s/ Richard A. Eisner & Company, LLP.
New York, New York
September 15, 1998